MORTGAGE REGISTRATION TAX WAS PREVIOUSLY PAID ON $30,000,000.00 WITH DOCUMENT NO. A347719 RECORDED ON MARCH 3, 2014 IN REDWOOD COUNTY AND WITH DOCUMENT NO. 272310 RECORDED ON MARCH 11, 2014 IN COTTONWOOD COUNTY

SECOND AMENDED AND RESTATED
MORTGAGE,
SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS,
AND FIXTURE FINANCING STATEMENT
THIS SECOND AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FINANCING STATEMENT (this "Mortgage") made January 22, 2016, by and between HIGHWATER ETHANOL, LLC, a Minnesota limited liability company, as mortgagor (the "Mortgagor"), whose mailing address is P.O. Box 96, 24500 US Highway 14, Lamberton, MN 56152 and AGSTAR FINANCIAL SERVICES, PCA, an United States instrumentality, as mortgagee (the "Mortgagee"), whose mailing address is 1921 Premier Drive, P.O. Box 4249, Mankato, Minnesota 56002-4249.
This Mortgage amends and restates that certain Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Financing Statement from Mortgagor to Mortgagee dated September 22, 2014, and recorded with the County Recorder for Redwood County as Document No. A349403 and recorded with the County Recorder for Cottonwood County as Document No. 273890, which amended and restated that certain Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Financing Statement from Mortgagor to Mortgagee dated February 27, 2014, and recorded with the County Recorder for Redwood County as Document No. A347719 and recorded with the County Recorder for Cottonwood County as Document No. 272310.
This Mortgage shall secure the original principal amount of Thirty Million and No/100 Dollars ($30,000,000.00) which amount constitutes the "Initial Amount of the Debt" within the meaning of Minnesota Statutes Section 287.03, and this Mortgage is further intended to secure the entire "Secured Indebtedness" as hereinafter defined.
Mortgagor and Mortgagee entered into that certain Amended and Restated Credit Agreement dated September 22, 2014, which amended and restated that certain Credit Agreement dated February 27, 2014 (the "Original Credit Agreement"), which agreement is being amended and restated by that certain Second Amended and Restated Credit Agreement of even date herewith by and among the Mortgagor, the Mortgagee -- in its capacity as Administrative Agent thereunder, and the several banks, financial institutions and other entities from time to time parties thereto as "Banks" (as amended and restated, the "Credit Agreement") and the other Loan Documents (as defined in the Credit Agreement) referenced therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.
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This Mortgage allows for future advances, but the amount of any advance is not currently known. The Mortgagee is aware of Minnesota Statutes Section 287.05, subdivision 5, and intends to comply with the requirements contained therein.
To secure the performance of the covenants and commitments of the Mortgagor to the Mortgagee and the Banks, and the payment to the Mortgagee and the Banks of: (i) the Initial Amount of the Debt, as evidenced by the Notes, the balance of the Notes being due and payable on or before the Maturity Dates set forth in the Credit Agreement; (ii) the Credit Agreement; (iii) the Notes; and (iv) all other obligations and liabilities of Mortgagor to the Mortgagee or the Banks pursuant to terms of this Mortgage, the Credit Agreement, the Notes, or any other Loan Documents; and for and to secure the payment to the Mortgagee, its successors and assigns, at the times demanded and with interest thereon at the Default Rate specified in the Credit Agreement, of all sums advanced in protecting the lien of this Mortgage, including all Protective Adances (all sums referred to in (i) and (iv) being collectively referred to herein as the "Secured Indebtedness"), and in consideration of the sum of $1.00 paid by the Mortgagee to the Mortgagor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor does hereby MORTGAGE, WARRANT, GRANT, BARGAIN, SELL AND CONVEY unto the Mortgagee, its successors and assigns, forever, and GRANTS A SECURITY INTEREST to the Mortgagee, its successors and assigns, in the following properties (all of the following being hereafter collectively referred to as the "Mortgaged Property"):
A. Real Property
All the tracts or parcels of real property lying and being in the Counties of Redwood and Cottonwood, State of Minnesota (the "Land"), all as more fully described in Exhibit A attached hereto and made a part hereof, together with all improvements, buildings or structures owned by Mortgagor, situated, now or hereafter placed or constructed upon the Land ("Improvements"), all right, title, and interest of the Mortgagor in and to the Land and in and to lands lying in any and all streets, lanes, alleys, passages and roads adjoining the Land, and together with all right, title, and interest of the Mortgagor in and to all annexations, access rights, easements, rights of way or use, servitudes, licenses, tenements, hereditaments, appurtenances, minerals, mineral rights, water and water rights, now or hereafter belonging or pertaining to the Land (the "Real Property"); and
B. Personal Property
All right, title, and interest of the Mortgagor in and to all equipment, fixtures, improvements, building supplies and materials and other personal property now or hereafter attached to, located in, placed in or necessary to the use of the improvements on the Land or Improvements (the "Personal Property"); and
C. Leases, Rents, Issues and Profits
All right, title, and interest of the Mortgagor in and to all leases, accounts, rents, issues and profits now due or which may hereafter become with respect to the Mortgaged Property or any part thereof; and
D. Judgments and Awards
All right, title, and interest of the Mortgagor in and to any and all awards or compensation made by any governmental or other lawful authorities for the taking or damaging by eminent domain of the whole or any part of the Mortgaged Property or any rights appurtenant thereto, including any awards for a temporary taking, change of grade of streets or taking of access; and
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E. After-Acquired Property
All right, title, and interest of the Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenants to the items or types of property described in Sections A through D above, which are hereafter acquired by or released to the Mortgagor, or are hereafter constructed, assembled or placed by the Mortgagor on the Mortgaged Property, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement, or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment, or other act by the Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described in the granting clause hereof, but at any and all times the Mortgagor will execute and deliver to the Mortgagee any and all such further assurances, mortgages, conveyances, or assignments thereof as the Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien of this Mortgage.
TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee forever.
ARTICLE I
Mortgagor's
Representations, Warranties
Covenants and Agreements
The Mortgagor makes and includes in this Mortgage the Statutory Covenants and other provisions set forth in Minnesota Statutes Section 507.15 or in any future Minnesota Statute providing for a statutory form of real estate mortgage and the Mortgagor makes the following additional representations, warranties, covenants and agreements with the Mortgagee:
1.1.    First Lien Status. The Mortgagor owns the Mortgaged Property free and clear of any and all Liens except the Liens described on Exhibit B attached hereto ("Permitted Encumbrances") and any other Permitted Liens from time to time affecting the Mortgaged Property. Except for the Permitted Encumbrances, this Mortgage creates a valid first priority lien and security interest against the Mortgaged Property. The Mortgagor shall preserve and protect the first priority lien and security interest status of this Mortgage subject to Permitted Encumbrances.
1.2.    Payment and Performance. The Mortgagor shall pay the Secured Indebtedness when due under the terms of the Credit Agreement and the other Loan Documents and shall duly perform and observe all of the covenants, agreements and provisions contained in this Mortgage, the Credit Agreement and the other Loan Documents. No payment or collection of any of the Secured Indebtedness shall reduce the amount secured by this Mortgage.
1.3.    Care of Mortgaged Property; No Waste. Subject to the terms of the Credit Agreement, the Mortgagor shall, at all times, keep and maintain the Mortgaged Property in good repair and operating condition, subject to ordinary wear and tear, and shall not commit, or suffer to be committed, any material waste or misuse of the Mortgaged Property, and shall repair, restore or replace, any buildings, improvements or structures now or hereafter placed or located on the Mortgaged Property which may become damaged or destroyed in accordance with the terms of this Mortgage and the Credit Agreement. The Mortgagor shall not, without the prior written consent of this Mortgagee, or except as permitted under the Credit Agreement: (i) remove or permit the removal of any material buildings, structures or other material improvements or material fixtures, or (ii) otherwise make any material alterations in any improvements which will adversely alter the basic structure, adversely affect the market value, or
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adversely change the existing architectural character of the Mortgaged Property, and the Mortgagor will complete within a reasonable time any structures which are now or at any time in the process of erection in accordance with the terms of the Credit Agreement. The Mortgagor will not acquiesce in any rezoning classification, modification or public or private restriction which in any way limits or otherwise adversely affects the Mortgaged Property, or any part thereof. The Mortgagor shall not vacate or abandon the Mortgaged Property.
1.4.    Payment of Utilities and Operating Costs. To the extent required under the Credit
Agreement, the Mortgagor shall pay, or cause to be paid, when due, all charges made for electricity, gas, heat, water, sewer, and all other utilities and operating costs and expenses incurred in connection with the Mortgaged Property.
1.5.    Liens. To the extent required under the Credit Agreement, the Mortgagor shall pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of a lien on the Mortgaged Property, or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom, and in general will do or cause to be done everything necessary so that the lien of this Mortgage shall be fully preserved, at the cost of the Mortgagor, without expense to the Mortgagee. The Mortgagor shall not do, or permit to be done, anything that may in anyway impair the value of the Mortgaged Property, or weaken, diminish, or impair the security of this Mortgage. Should any fixture be installed to the Mortgaged Property from or after the date hereof, the lien of this Mortgage shall immediately attach to said fixture and shall be prior and superior to all other liens or claims. The Mortgagor will promptly perform and observe, or cause to be performed or observed, all of the terms, covenants, and conditions of all Permitted Encumbrances, as set forth in Exhibit B attached hereto, the noncompliance with which may affect the security of this Mortgage, or may impose duty or obligation upon the Mortgagor or any sublessee or occupant of the Mortgaged Property or any part thereof, and the Mortgagor shall do or cause to be done all things necessary to preserve intact and unimpaired all easements, appurtenances, and other interests and rights in favor of or constituting any portion of the Mortgaged Property.
1.6.    Real Property Taxes and Assessments. The Mortgagor agrees to pay all real property taxes, assessments, and other similar charges made against the Mortgaged Property in accordance with the terms and conditions of the Credit Agreement.
1.7.    Mortgage Taxation. In the event of a court decree or an enactment after the date hereof by any legislative authority of any law imposing upon a mortgagee the payment of the whole or any part of the amounts herein required to be paid by the Mortgagor, or changing in any way the laws relating to the taxation of mortgages or debts secured by mortgages or a mortgagee's interest in the Mortgaged Property, so as to impose such imposition on the Mortgagee or on the interest of the Mortgagee in the Mortgaged Property, then, in any such event, the Mortgagor shall bear and pay the full amount of such imposition, provided that if for any reason payment by the Mortgagor of any such imposition would be unlawful, or if the payment thereof would constitute usury or render the Secured Indebtedness wholly or partially usurious, the Mortgagee shall pay that amount or portion of such impositions as renders the Indebtedness secured hereby unlawful or usurious, in which event the Mortgagor shall concurrently therewith pay the remaining lawful and nonusurious portion or balance of said imposition.
1.8.    Compliance with Laws. The Mortgagor shall comply with all present and future laws, ordinances, regulations, covenants, conditions and restrictions affecting the Mortgaged Property or the operation thereof, and shall pay all fees or charges of any kind in connection therewith to the extent required under the Credit Agreement.
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1.9.    Permitted Contests. Notwithstanding any provision of this Mortgage to the contrary, the
Mortgagor shall not be required to: (a) pay any charge referred to Section 1.4 hereof; (b) discharge or remove any lien, encumbrance or charge referred to in Section 1.5 hereof; (c) pay the tax, assessment or other charged referred to in Sections 1.6 and 1.7 hereof, or (d) comply with any statute, law, rule, regulation or ordinance referred to in Section 1.8 hereof, so long as the Mortgagor shall in good faith contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection of the imposition so contested, or the sale, forfeiture or loss of the Mortgaged Premises, or any part thereof to satisfy the same, and further provided that the Mortgagor shall, prior to the date such imposition is due and payable, have given the Mortgagee such reasonable security as may be reasonably demanded by the Mortgagee to ensure such payments and prevent any sale or forfeiture of the Mortgaged Premises by reason of such nonpayment. Any such contest shall be prosecuted with due diligence and the Mortgagor shall, after final determination thereof, promptly pay the amount of any such imposition so determined, together with all interest and penalties which may be payable in connection therewith. Notwithstanding the provisions of this Section 1.9, the Mortgagor shall (and if the Mortgagor shall fail so to do, the Mortgagee may but shall not be required to) pay any such imposition notwithstanding such contest if, in the reasonable opinion of the Mortgagee, the Mortgaged Premises shall be in jeopardy or in danger of being forfeited or foreclosed.
1.10. Duty to Defend. The Mortgagor shall promptly notify the Mortgagee of and appear in and defend any suit, action or proceeding that affects the value of the Mortgaged Property, the Secured Indebtedness, or any right or interest of the Mortgagee under this Mortgage. Mortgagee may, at its option, elect to appear in or defend any such action or proceeding, and the Mortgagor agrees to indemnify and reimburse the Mortgagee from any and all loss, damage, reasonable and documented expense or cost arising out of, or incurred in connection with any such suit, action or proceeding, including, but not limited to, costs of evidence of title and reasonable attorneys' fees except for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of Mortgagee.
1.11. Insurance Coverage. The Mortgagor shall obtain and keep in full force and effect during the term of this Mortgage at its sole cost and expense, the following policies of insurance:

a.
Property insurance, in broad form covering causes of loss customarily covered in the industry of Mortgagor's business, including the cost of debris removal, together with a vandalism and malicious mischief endorsement, all in the amounts of not less than the full insurable value or full replacement cost, without deduction for depreciation, of the improvements on the Real Property, whichever is greater, covering all buildings, structures, fixtures, personal property and other improvements now existing or hereafter erected or placed on the Real Property, which insurance shall at all times be in an amount at least equal to the unpaid Secured Indebtedness at any given time.

b.	If the Mortgaged Property is now or hereafter located in a flood plain as defined by the Federal Insurance Administration, the Mortgagor shall obtain flood insurance in the maximum obtainable amount.

c.
If steam boilers or similar equipment for the generation of steam are located in, on or about the Mortgaged Property, the Mortgagor shall maintain insurance against loss or damage by explosion, rupture or bursting of such equipment and appurtenances thereto, without a co-insurance clause, in an amount satisfactory to the Mortgagee.

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d.
Comprehensive general public liability insurance covering the legal liability of the Mortgagor against claims for bodily injury, death or property damage occurring on, in or about the Mortgaged Property in such amounts and with such limits as the Mortgagee may reasonably require.

All such insurance shall be written on forms and with companies satisfactory to the Mortgagee, shall name as the insured parties the Mortgagor and the Mortgagee as their interests may appear, shall be in amounts sufficient to prevent the Mortgagor from becoming a co-insurer of any loss thereunder, shall name the Mortgagee as an additional insured and loss payee, shall bear a satisfactory mortgagee clause in favor of the Mortgagee, and shall contain an agreement of the insurer that the coverage shall not be terminated or materially modified without providing to the Mortgagee thirty (30) days' prior written notice of such termination or modification. All required policies of insurance or acceptable certificates thereof, together with evidence of the payment of current premiums therefor shall be delivered to the Mortgagee. The Mortgagor shall, within thirty (30) days prior to the expiration of any such policy, deliver other original policies or certificates of the insurer evidencing the renewal of such insurance together with evidence of the payment of current premiums therefor. In the event of a foreclosure of this Mortgage or any acquisition of the Mortgaged Property by the Mortgagee, all such policies and any proceeds payable therefrom, whether payable before or after a foreclosure sale, or during the period of redemption, if any, shall become the absolute property of the Mortgagee to be utilized at its discretion. In the event of foreclosure or the failure to obtain and keep any required insurance, the Mortgagor empowers the Mortgagee to effect insurance upon the Mortgaged Property at the Mortgagor's expense and for the benefit of the Mortgagee in the amounts and types aforesaid for a period of time covering the time of redemption from a foreclosure sale, and if necessary therefore, to cancel any or all existing insurance policies. The Mortgagor agrees to furnish the Mortgagee with copies of all inspection reports and insurance recommendations received by the Mortgagor from any insurer.
1.12. Notice of Damage. The Mortgagor shall give the Mortgagee prompt notice of any material damage to or destruction of the Mortgaged Property and authorize the Mortgagee to make proof of loss if not made promptly by the Mortgagor. In case of loss covered by policies of insurance held (whether before or after foreclosure sale), the Mortgagee is hereby authorized at its option and without the consent of the Mortgagor to settle, adjust and compromise any claim arising out of such policies, and to collect and receive the proceeds payable therefrom. Any expense incurred by the Mortgagee in the adjustment and collection of insurance proceeds (including the cost of any independent appraisal of the loss or damage on behalf of the Mortgagee) shall be reimbursed to the Mortgagee first out of any proceeds. Notwithstanding the foregoing, provided no "Event of Default" has occurred and is continuing, Mortgagor shall have the sole right to settle, adjust and compromise any claim reasonably estimated to be under $1,000,000 or less. The proceeds or any part thereof shall be applied, at the Mortgagor's option to the repair or replacement of the assets subject to such casualty or, upon or in reduction of the Secured Indebtedness or to the restoration or repair of the Mortgaged Property.
1.13. Condemnation. The Mortgagor shall give the Mortgagee prompt notice of any action, actual or threatened, in condemnation or eminent domain. The Mortgagor may in good faith contest any condemnation or eminent domain action by appropriate legal action or proceedings. Any such contest shall be prosecuted with due diligence. The Mortgagor hereby irrevocably assigns, transfers, and sets over to the Mortgagee, to the extent of the remaining unpaid Secured Indebtedness, the entire proceeds of any award, payment or claim for damages for all or any part of the Mortgaged Property taken or damaged, whether temporary or permanent, under the power of eminent domain or condemnation, and authorizes the Mortgagee to intervene in any such action in the name of the Mortgagor and to collect and receive from the condemning authorities and give proper receipts and acquaintances for such proceeds. Any expenses incurred by the Mortgagee in intervening in such action or collecting such proceeds shall be
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reimbursed to the Mortgagee first out of the proceeds. So long as no Event of Default exists, the proceeds or any part thereof shall be applied upon or in reduction of the Secured Indebtedness then most remotely to be paid, whether due or not, without the application of any prepayment premium, or to the restoration or repair of the Mortgaged Property, the choice of application to be solely at the discretion of the Mortgagee.
1.14. Restoration of Mortgaged Property After Loss.    Should any insurance or
condemnation proceeds be applied to the restoration or repair of the Mortgaged Property, the restoration or repair shall be done under the supervision of an architect reasonably acceptable to the Mortgagee, pursuant to plans and specifications reasonably approved by the Mortgagee, and in accordance in all material respects with all applicable building laws, regulations and ordinances, including, but not limited to, the Accessibility Guidelines set forth in the Americans with Disabilities Act. In such case, the proceeds shall be held by the Mortgagee for such purposes and will be disbursed by the Mortgagee to defray the costs of such restoration or repair under such safeguards and controls as the Mortgagee may reasonably require to assure completion in accordance with the approved plans and specifications and free of Liens, other than Permitted Liens. Any surplus which may remain after payment of all costs of restoration or repair may, at the option of the Mortgagee, be applied on account of the Secured Indebtedness then most remotely to be paid, whether due or not, without application of any prepayment premium, or shall be returned to the Mortgagor as its interest may appear, the choice of application to be solely at the discretion of the Mortgagee.
1.15. Environmental Compliance. Mortgagor shall comply with all applicable
Environmental Laws as required in the Credit Agreement, the Environmental Indemnity Agreement, and the other Loan Documents.
1.16. Financial and Operating Statements. Mortgagor shall provide all Financial Statements and operating statements as required in the Credit Agreement.
1.17. Mortgagee's Right of Entry. The Mortgagor shall permit the Mortgagee or its authorized representatives to enter the Mortgaged Property on the terms and conditions set forth in the Credit Agreement.
1.18. Due on Sale. Mortgagor shall not voluntarily or involuntarily sell, convey, transfer, further mortgage, encumber, or dispose of the Mortgaged Property, or any part thereof, or any interest therein, legal or equitable, or agree to do so, without first obtaining the written consent of the Mortgagee. The Mortgagee's consent to any one transaction shall not be deemed to be a waiver of the requirement to receive the Mortgagee's consent to future or successive transactions.
1.19. Mortgagee's Right to Cure. If the Mortgagor shall fail to comply with any of the covenants or obligations of this Mortgage, then the Mortgagee may, but shall not be obligated to, without further demand upon or notice to the Mortgagor, and without waiving or releasing the Mortgagor from any obligation contained in this Mortgage, perform such covenants and agreements, investigate and defend against such action or proceeding, and take such other action as the Mortgagee deems reasonably necessary to protect its interest in the Mortgaged Property or this Mortgage. Subject to the terms of the Credit Agreement, the Mortgagor agrees to repay upon demand all sums incurred by the Mortgagee in remedying any such failure, together with interest at the Default Rate. All such sums, together with interest as aforesaid, shall become so much additional Secured Indebtedness, but no such advance shall be deemed to relieve the Mortgagor from any failure hereunder.
1.20. Uniform Commercial Code Security Interest. This Mortgage shall constitute a security agreement as defined in the Uniform Commercial Code and SHALL BE EFFECTIVE AS A
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FINANCING STATEMENT FILED AS A FIXTURE FILING which is to be filed in the real estate records of the County where the Mortgaged Property is situated. The name of the record owner of said real estate is the Mortgagor set forth on page one of this Mortgage. Information concerning the security interest created by this Mortgage may be obtained from the Mortgagee, as secured party, at its address as set forth on page one of this Mortgage. The name and address of the Mortgagor, as debtor, and the name and address of the Mortgagee, as secured party, are as set forth on page one of this Mortgage. This Mortgage covers goods which are, or are to become, "fixtures" as defined in the Uniform Commercial Code. This Mortgage is sufficient as a financing statement, and as a financing statement it covers goods which are, or are to become, fixtures on the Land. In addition, the Mortgagor shall execute and deliver to the Mortgagee, upon the Mortgagee's request, any financing statements or amendments thereto or continuation statements thereto that the Mortgagee may require to perfect a security interest in said items or types of property. The Mortgagor shall pay all costs of filing such instruments. All references to the Uniform Commercial Code in this Mortgage shall mean the Uniform Commercial Code as in effect in the State of Minnesota.
1.21. Leases. The Mortgagor shall, at its own cost and expense, perform, comply with and discharge all of the obligations of the Mortgagor under all leases and agreements for the use of the Mortgaged Property and use reasonable efforts to enforce or secure the performance of each obligation and undertaking of the respective tenants under such leases and shall appear in and defend, at its own cost and expense, any action or proceeding arising out of or in any manner connected with the Mortgagor's interest in any leases of the Mortgaged Property. The Mortgagor shall permit no surrender nor assignment of any tenant's interest under said leases unless the right to assign or surrender is expressly reserved under the lease, nor receive any installment of rent for more than one (1) month in advance of its due date unless otherwise required pursuant to the terms of the applicable lease, nor execute any mortgage or create or permit a lien which may be or become superior to any such leases, nor permit a subordination of any lease to such mortgage or lien. The Mortgagor shall not materially modify or amend the terms of any such leases, nor borrow against or pledge the rentals from such leases, nor exercise or waive any default of the tenant thereunder without the prior consent of the Mortgagee. The Mortgagor agrees to obtain the Mortgagee's prior written approval before entering into any lease with a term of five (5) years or more. Should the Mortgagor fail to perform, comply with or discharge any material obligations of the Mortgagor under any lease or should the Mortgagee become aware of or be notified by any tenant under any lease of a material failure on the part of the Mortgagor to so perform, comply with or discharge its obligations under said lease, the Mortgagee may, but shall not be obligated to, and without further demand upon or notice to the Mortgagor, and without waiving or releasing the Mortgagor from any obligation in this Mortgage contained, remedy such failure, and the Mortgagor agrees to repay upon demand all sums incurred by the Mortgagee in remedying any such failure together with interest at the Default Rate. All such sums, together with interest as aforesaid, shall become so much additional Secured Indebtedness, but no such advance shall be deemed to relieve the Mortgagor from any Event of Default hereunder.
1.22. No Consent. Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or for the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving the Mortgagor or any party in interest with the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would create any personal liability against the Mortgagee in respect thereof, or would permit the making of any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Mortgage.
1.23. Further Assurances. The Mortgagor shall execute and deliver to the Mortgagee from time to time, on demand, such further instruments, security agreements, financing statements under the
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Uniform Commercial Code and assurances and do such further acts as Mortgagee may reasonably require to carry out more effectively the purposes of this Mortgage and without limiting the foregoing, to make subject to the lien hereof any property agreed to be subjected hereto or covered by the granting clause hereof, or so intended to be. The Mortgagor shall pay any recording fees, filing fees, mortgage registry taxes, stamp taxes and other charges arising out of such further assurances and instruments in accordance with the terms of the Credit Agreement.
1.24. Miscellaneous Rights of Mortgagee. Without affecting the liability of any party liable for payment of the Secured Indebtedness or the performance of any obligation contained herein, and without affecting the rights of the Mortgagee with respect to any security not expressly released in writing, the Mortgagee may, at any time, and without notice to or the consent of the Mortgagor or any party with an interest in the Mortgaged Property or the Notes (a) release any person or entity liable for payment of all or any part of the Secured Indebtedness or for the performance of any obligation herein, (b) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Secured Indebtedness or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof, (c) accept any additional security, (d) release or otherwise deal with any property, real or personal, including any or all of the Mortgaged Property, including making partial releases of the Mortgaged Property, or (e) resort to any security agreements, pledges, contracts of guaranty, assignments of rents and leases or other securities, and exhaust any one or more of said securities and the security hereunder, either concurrently or independently and in such order as it may determine. No act or thing, except full payment of the Secured Indebtedness, which but for this provision could act as a release, termination, satisfaction or impairment of this Mortgage shall in any way release, terminate, satisfy or impair this Mortgage.
1.25. Other Covenants. Until this Mortgage is released (or required to be released pursuant to the terms of the Credit Agreement) and to the extent permitted by law, all of the representations, warranties and covenants of Mortgagor in the Credit Agreement, including all applicable cure and grace periods with respect to any failure to comply with the same, are incorporated herein by reference.
ARTICLE II
Defaults and Remedies
2.1.    Events of Default. The occurrence of an Event of Default (as defined in the Credit
Agreement) shall constitute an "Event of Default" hereunder.
2.2.    Remedies. Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Credit Agreement the Mortgagee may, at its option, and without notice to the Mortgagor, unless otherwise provided herein, exercise any or all of the following rights and remedies, and any other rights and remedies now or then available to it, either hereunder or at law or in equity, including, without limitation, the rights and remedies provided in the assignment of rents contained herein:

a.
Mortgagee may immediately, and without notice to the Mortgagor, declare the entire unpaid principal balance of the Notes together with all accrued interest thereon to be immediately due and payable and thereupon all such and all other Secured Indebtedness shall be and become immediately due and payable.

b.
The Mortgagee may foreclose this Mortgage by action or advertisement, and the Mortgagor hereby authorizes and fully empowers the Mortgagee to do so, with full authority to sell the Mortgaged Property at public auction upon giving notice of the sale to Mortgagor in the manner required by law, and convey the same to

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the Purchaser in fee simple all in accordance with and in the manner prescribed by law, and out of the proceeds arising from sale and foreclosure to retain the principal and interest due on the Notes and the Secured Indebtedness together with all such sums of money as the Mortgagee shall have expended or advanced pursuant to this Mortgage or pursuant to statute together with interest thereon as herein provided and all costs and expenses of such foreclosure, including lawful, reasonable attorneys' fees, with the balance, if any, to be paid to the persons entitled thereto by law.

a.
The Mortgagee may collect, receive, and retain all rents, income, and profits (the "Rents") from the Mortgaged Premises, either through the appointment of a receiver or by self-help and without appointment of a receiver. The Mortgagee shall be entitled as a matter of right and without regard to the solvency or insolvency of the Mortgagor, or waste of the Mortgaged Premises or adequacy of the security of the Mortgaged Premises, to apply for the appointment of a receiver in accordance with applicable law; and Mortgagor does hereby irrevocably consent to such appointment. The Rents collected in accordance with this Mortgage, whether collected by a receiver appointed in accordance with applicable law or collected directly by the Mortgagee exercising self-help, shall be applied in such order as mandated by applicable Minnesota law, and to the extent not specifically covered under Minnesota law, in the sole discretion of the Mortgagee according to the terms of the Credit Agreement. Nothing contained in this Mortgage and no actions taken pursuant to this Mortgage shall be construed as constituting the Mortgagee a mortgagee in possession.

b.
In addition to the rights available to a mortgagee of real property, the Mortgagee shall also have all the rights, remedies and recourse available to a secured party under the Uniform Commercial Code, including without limitation the right to proceed under the provisions of the Uniform Commercial Code governing default as to any personal property which may be included in the Mortgaged Property or which may be deemed nonrealty in a foreclosure of this Mortgage or to proceed as to such personal property in accordance with the procedures and remedies available pursuant to a foreclosure of real estate.

ARTICLE HI
Miscellaneous
3.1. Mortgagor's Acknowledgment of Remedies. SUBJECT TO THE TERMS OF THE CREDIT AGREEMENT, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, THE MORTGAGOR HEREBY CONSENTS AND AGREES TO THE FORECLOSURE AND SALE OF THE MORTGAGED PREMISES BY ACTION PURSUANT TO MINNESOTA STATUTES CHAPTER 581 OR, AT THE OPTION OF THE MORTGAGEE, BY ADVERTISEMENT PURSUANT TO MINNESOTA STATUTES CHAPTER 580 (OR PURSUANT TO ANY SIMILAR OR REPLACEMENT STATUTES HEREAFTER ENACTED), WHICH PROVIDES FOR SALE AFTER SERVICE OF NOTICE THEREOF UPON THE OCCUPANT OF THE MORTGAGED PREMISES AND PUBLICATION OF SAID NOTICE FOR SIX (6) WEEKS IN THE COUNTY IN MINNESOTA WHERE THE MORTGAGED PREMISES ARE SITUATED; ACKNOWLEDGES THAT SERVICE NEED NOT BE MADE UPON THE MORTGAGOR PERSONALLY (UNLESS THE MORTGAGOR IS AN OCCUPANT) AND THAT NO HEARING OF ANY TYPE IS REQUIRED IN CONNECTION WITH THE SALE; AND EXCEPT AS MAY BE PROVIDED IN SAID STATUTES EXPRESSLY WAIVES ANY AND ALL RIGHTS TO A PRIOR
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HEARING OF ANY TYPE IN CONNECTION WITH THE SALE OF THE MORTGAGED PREMISES. Notwithstanding the foregoing provision, the Mortgagor's foregoing acknowledgment does not constitute a waiver of the Mortgagor's defenses to the foreclosure. The Mortgagor further understands that upon the occurrence and during the continuance of an Event of Default, the Mortgagee may also elect its rights under the Uniform Commercial Code and take possession of the Personal Property (as defined in this Mortgage) and dispose of the same by sale or otherwise in one or more parcels provided that at least ten (10) days' prior notice of such disposition must be given, all as provided for by the Uniform Commercial Code, as hereafter amended or by any similar or replacement statute hereafter enacted. THE MORTGAGOR ACKNOWLEDGES THAT IT IS REPRESENTED BY LEGAL COUNSEL; THAT BEFORE SIGNING THIS DOCUMENT THIS PARAGRAPH AND THE MORTGAGOR'S RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL AND THAT THE MORTGAGOR UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.
3.2.    Continued Priority. Any agreement hereafter made by the Mortgagor and the
Mortgagee pursuant to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.
3.3.    Cumulative Rights. Each right, power or remedy herein conferred upon the Mortgagee is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter arising, available to the Mortgagee, at law or in equity, or under the Uniform Commercial Code or other law, or under any other Loan Document, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by the Mortgagee and shall not be a waiver of the right to exercise at any time thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, power or remedy arising hereunder or arising otherwise shall impair any such right, power or remedy or the right of the Mortgagee to resort thereto at a later date or be construed to be a waiver of any Event of Default under this Mortgage.
3.4.    Waiver. The Mortgagor hereby waives to the full extent lawfully allowed the benefit of any homestead, appraisement, evaluation, stay and extension laws now or hereafter in force. The Mortgagor hereby waives any rights available with respect to marshaling of assets so as to require the separate sales of any portion of the Mortgaged Property, or as to require the Mortgagee or any other person to exhaust its remedies against a specific portion of the Mortgaged Property before proceeding against the other and does hereby expressly consent to and authorize the sale of the Mortgaged Property or any part thereof as a single unit or parcel.
3.5.    Satisfaction of Mortgage. When all Secured Indebtedness has been paid or if otherwise required to be released pursuant to the terms of the Credit Agreement, this Mortgage and all assignments herein contained shall be void and this Mortgage shall be satisfied and released by the Mortgagee at the cost and expense of the Mortgagor.
3.6.     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA (WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF).
3.7.    Binding Effect. This Mortgage and each and every covenant, agreement and other provision hereof shall be binding upon the Mortgagor and its successors and assigns including without limitation each and every from time to time record owner of the Mortgaged Property and any other person having an interest therein, shall run with the land and shall inure to the benefit of the Mortgagee and its successors and assigns. As used herein the words "successors and assigns" shall also be deemed to
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include the heirs, representatives, administrators and executors of any natural person who is a party to this Mortgage.
3.8.    Severability and Survival. The unenforceability or invalidity of any provisions hereof shall not render any other provision, or provisions herein contained unenforceable or invalid. The foreclosure of this Mortgage will not affect or limit any remedy of the Mortgagee on account of any breach by the Mortgagor of the terms of this Mortgage occurring prior to such foreclosure, except to the extent of the amount bid at foreclosure.
3.9.    Captions. The captions and headings of the various sections of this Mortgage are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof Whenever the context requires or permits the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.
3.10. Notices. Any notice which any party hereto may desire or may be required to give to any other party shall be in accordance with the notice provisions set forth in the Credit Agreement.
3.11. Credit Agreement. Notwithstanding anything in this Mortgage to the contrary, if any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern and control.
THE MORTGAGOR REPRESENTS, CERTIFIES, WARRANTS AND AGREES THAT THE MORTGAGOR HAS READ THIS MORTGAGE AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS MORTGAGE. THE MORTGAGOR ALSO AGREES THAT THE MORTGAGEE'S COMPLIANCE WITH THE EXPRESS PROVISIONS OF THIS MORTGAGE SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.
[Remainder of page intentionally blank. Signature page immediately follows.]
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IN WITNESS WHEREOF, the undersigned has executed this Mortgage as of the day and year first above written.
MORTGAGOR:
HIGHWATER ETHANOL, LLC, a Minnesota limited liability company

/s/Brian Kletscher
By: Brian Kletscher
Its: Chief Executive Officer
STATE OF MINNESOTA    )
)ss.
COUNTY OF DAKOTA    )
On this January 22, 2016, before me the undersigned, a Notary Public in and for the said County and State, personally appeared Brian Kletscher, being the Chief Executive Officer of HIGHWATER ETHANOL, LLC a Minnesota limited liability company, who is personally known to me to be the identical person whose name is affixed to the foregoing Mortgage and acknowledged the execution thereof to be his voluntary act and deed as such officer and the voluntary act and deed of said company.

/s/ Susan K. Bredehoft
Notary Public

Susan K Bredhoft
Notary Public - Minnesota

THIS INSTRUMENT WAS DRAFTED BY:
GRAY PLANT MOOTY
MOOTY & BENNETT, P.A.
Adam M. Nathe
500 IDS Center
80 South 8th Street
Minneapolis, MN 55402
[Signature page to Second Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Financing Statement dated January 22, 2016]
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EXHIBIT A
LEGAL DESCRIPTION
Parcel I (Tax Parcel 58-021-3020):
That part of the Southwest Quarter (SW1/4) of Section Twenty-one (21), Township One Hundred Nine (109) North, Range Thirty-seven (37) West, Redwood County, Minnesota, lying north of the northerly right-of-way line of the Dakota, Minnesota & Eastern Railroad EXCEPTING THEREFROM that part of Tract A described below:
Tract A: The North Half of the Southwest Quarter of Section 21, Township 109 North, Range 37 West, Redwood County, Minnesota, which lies northwesterly of "Line 1" described below, and southerly of a line run parallel with an distant 50 feet southerly of "Line 2" described below, and easterly of the easterly right-of-way line of Township Road T-190, as now located and established.
Line 1": Beginning at the intersection of the easterly right-of-way line of said township road with a line run parallel with and distant 180 feet southerly of "Line 2" described below; thence northeasterly to a point distant 50 feet southerly (measured at right angles) of a point on said "Line 2", distant 167.4 feet easterly of its point of beginning, and there terminating.
Line 2": Beginning at a point on the west line of the Northwest Quarter of Section 21, distant 1.0 foot north of the southwest corner thereof; thence run northeasterly at an angle of 92°05'00" (as measured from south to east) from said west line for 1,521.8 feet; thence deflect to the right at an angle of 01°03'00" for 1,100 feet and there terminating.
Together with that part of Tract A hereinbefore described, which lies within a distance of 35 feet southerly of a line run parallel with and distant 50 feet southerly of the following described line: Beginning at a point on "Line 2" hereinbefore described, distant 484.4 feet westerly of its point of termination; thence easterly on said "Line 2" for 484.4 feet and there terminating; containing 0.57 acres more or less.
Subject to township road right-of-way over the westerly 33 feet of said Southwest Quarter; also subject to Trunk Highway 14 right-of-way.
Parcel II (Tax Parcel 58-021-3020):
All that part of the Southeast Quarter (SE1/4) of Section Twenty One (21), Township One Hundred Nine (109) North, Range Thirty Seven (37) West, lying North of the northerly right-of-Way line of the Dakota, Minnesota and Eastern Railroad, subject to Trunk Highway 14 right-of-way and excepting therefrom the following described parcel:
That part of Tract A described below:
Tract A: The Northwest Quarter of the Southeast Quarter (NW1/4SE1/4) of Section Twenty One (21), Township One Hundred Nine (109) North, Range Thirty Seven (37) West, Redwood County, Minnesota;
which lies within a distance of 35 feet Southerly of the following described line: Beginning at a point on the Westerly boundary of said Tract A, distant 40 feet Southerly of the Northwest corner thereof; thence run Easterly for 345.6 feet along a line that intersects the Easterly boundary of the Southeast Quarter (SE1/4) of said Section 21, distant 64.4 feet Southerly of the Northeast corner thereof and there
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terminating; containing 0.27 acres, more or less; together with all right of access, being the right of ingress to and egress from that part of Tract A hereinbefore described not acquired herein, to the above described strip; except that the abutting owner shall retain the right of access to the Westerly 34.7 feet of said Tract A;
AND FURTHER EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PARCEL:
That part of the Northeast Quarter of the Southeast Quarter (NE1/4SE1/4) of Section Twenty-one (21), Township One Hundred Nine (109) North, Range Thirty-seven (37) West, Redwood County, Minnesota, described as follows: Commencing at the East Quarter Corner of said Section Twenty-one (21); thence North 89 degrees 39 minutes 06 seconds West (bearings based on Redwood County Coordinates NAD 83, 1996 adjustment), along the north line of said Southeast Quarter, 662.06 feet; thence South 00 degrees 20 minutes 54 seconds West, 167.09 feet to the point of beginning; thence continuing South 00 degrees 20 minutes 54 seconds West, 200.00 feet; thence North 89 degrees 11 minutes 30 seconds West, 400.00 feet; thence North 00 degrees 20 minutes 54 seconds East, 200.00 feet; thence South 89 degrees 11 minutes 30 seconds East, 400.00 feet to the point of beginning, said tract containing 1.84 acres, more or less.
Parcel III (Tax Parcel No. 83-022-3020):
That part of the South Half (S1/2) of Section Twenty-two (22), Township One Hundred Nine (109) North, Range Thirty-seven (37) West, Redwood County, Minnesota, lying northerly of the northerly right-of-way line of the Dakota Minnesota & Eastern Railroad, and southerly of the following described line:
Commencing at a point on the west line of the Southwest Quarter (SW1/4) of said Section Twenty-two (22) where said line intersects the northerly right of way line of the Dakota Minnesota and Eastern Railroad, said right-of-way line being 50 feet northerly of and parallel with the center line of the tracks; thence northerly along said west line on an assumed azimuth of 01 degrees 50 minutes 35 seconds 145.69 feet to the point of beginning of the line to be described; thence easterly 84 degrees 21 minutes 14 seconds azimuth 388.43 feet; thence easterly 85 degrees 21 minutes 11 seconds azimuth 900.66 feet; thence easterly 83 degrees 46 minutes 16 seconds azimuth 896.53 feet; thence easterly 81 degrees 30 minutes 37 seconds azimuth 193.47 feet; thence easterly 78 degrees 15 minutes 04 seconds 396.89 feet; thence easterly 80 degrees 37 minutes 13 seconds 299.78 feet; thence easterly 77 degrees 40 minutes 49 seconds 199.61 feet; thence easterly 80 degrees 37 minutes 44 seconds azimuth 200.67 feet; thence easterly 77 degrees 47 minutes 42 seconds azimuth 316.70 feet to the southerly right-of-way line of Trunk Highway No. 14; thence easterly 90 degrees 48 minutes 42 seconds azimuth along said southerly right-of-way line 619.24 feet to its intersection with said northerly right-of-way line of said Dakota Minnesota and Eastern Railroad and there terminating.
Parcel IV (Tax Parcel No. 09-014-0102):
The East 2,040.20 feet of the North 128.10 feet of the Northwest Quarter (NW1/4) of Section Fourteen (14), Township One Hundred Eight (108) North, Range Thirty-seven (37) West, Cottonwood County, Minnesota.
Parcel V (Tax Parcel 58-029-3060): (Redwood County)
The East 1188.00 feet of the South 220.00 feet of the Southeast Quarter of the Southwest Quarter (SE1/4SW1/4) of Section Twenty-nine (29), Township One Hundred Nine North (109N), Range Thirty-seven West (37W), said tract subject to a 33.00 foot township road right-of-way easement. Said tract contains 6.00 acres more or less, containing 0.90 acres of township road right-of-way.
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EXHIBIT B
PER1VIITTED ENCUMBRANCES

1.	A drainage agreement dated May 29, 1959 recorded June 12, 1959 in Book 52 of Miscellaneous, page 449, as Document No. 181314. (Parcels I and II).

2.	A drainage ditch easement dated March 12, 1975 recorded March 23, 2076 in Book 81 of Miscellaneous, page 681 as Document No. 220496. (Parcels I and II).

3.
A transmission line easement running in favor of Interstate Power Company dated July 24, 1964 recorded October 20, 1964 in Book 58 of Miscellaneous, page 458 as Document No. 193171, assigned to Southern Minnesota Energy Cooperative by assignment dated July 24, 2015 recorded July 30, 2015 as Document No. A 351700. (Parcel I).

4.
A right of way easement running in favor of Redwood Electric Cooperative dated August 5, 1987 recorded August 11, 1987 in Book 113 of Miscellaneous, page 453 as Document No. 252843, a portion of which was released by partial release of right of way easement dated April 22, 2008 recorded April 28, 2008 as Document No. A 327401. (Parcels I and II).

5.	A right of way easement running in favor of Redwood Electric Cooperative dated January 15, 1981 recorded February 19, 1981 in Book 93 of Miscellaneous, page 279 as Document No. 224408. (Parcel I).

6.	A Lamberton Township dedication of town roads recorded October 10, 1985 in Book 107 of Miscellaneous, page 19 as Document No. 246898.

7.	A tiling and drainage agreement dated March 5, 2007 recorded March 13, 2007 as Document No. A 323436 (Parcel I).

8.	A conditional use permit number 13-08 issued to Great River Energy and Redwood Electric Cooperative dated July 29, 2008 recorded October 21, 2008 as Document No. A 329010. (Parcels I and II)

9.	An electric transmission line easement running in favor of Great River Energy dated July 31, 2008 recorded August 15, 2008 as Document No. A 328469. (Parcels I and II)

10.	An easement agreement for water supply lines running in favor of Highwater Ethanol, LLC dated September 28, 2007 recorded January 28, 2009 as Document No. A 329949. (Parcels I and II)

11.	An easement running in favor of Redwood Electric Cooperative dated May 11, 2009 recorded May 29, 2009 as Document No. A 331108. (Parcels I and II)

12.	A rezoning permit #3-06RZ dated September 5, 2006 recorded September 21, 2006 as Document No. A 321763. (Parcel I)

13.	A conditional use permit #15-06 dated September 5, 2006 recorded September 21, 2006 as Document No. A 321765. (Parcel I)

14.	A right of way easement running in favor of Redwood Electric Cooperative dated February 5, 1987 recorded March 3, 1987 in Book 111 of Miscellaneous, page 331 as Document No. 250942. (Parcel II)

15.	An easement running in favor of Great River Energy dated August 8, 2008 recorded August 22, 2008 as Document No. A 328533. (Parcel II).

16.	A rezoning permit #3-06RZ dated September 5, 2006 recorded September 21, 2006 as Document No. A 321762. (Parcel II).

17.	A conditional use permit #15-06 dated September 5, 2006 recorded September 21, 2006 as Document No. A 321764. (Parcel II)

GP:4273158 vl

1.	A right of way easement running in favor of Redwood Electric Cooperative dated August 20, 1982 recorded August 23, 1982 in Book 97 of Miscellaneous, page 72 as Document No. 238097. (Parcel III)

2.	A transmission line easement running in favor of Peoples Light and Power Company dated May 11, 1917 recorded May 22, 1917 in Book 67 of Deeds, page 119 as Document No. 80177. (Parcel 111)

3.	Lamberton Ordinance No. 141 adopted October 4, 2004 recorded November 29, 2004 as Document No. A 315205, extending the corporate limits. (Parcel III)

4.	Conditional use permit #18-08 dated October 7, 2008 recorded October 21, 2008 as Document No. A 329009. (Parcel III)

5.	A variance permit #1-09V dated April 13, 2009 recorded April 16, 2009 as Document No. A 330717. (Parcel V)

6.	A drainage ditch easement dated December 18, 2005 recorded February 3, 2006 as Document No. A 319524. (Parcel V)

7.	A Cottonwood County conditional use permit to operate an industrial well dated September 26, 2007 recorded December 6, 2010 as Document No. 263377. (Parcel IV).

8.	Cottonwood County approval of variance dated March 30, 2009 recorded March 7, 2011 as Document No. 264181, approving a 54 foot reduction in front-yard setback requirements. (Parcel IV).

9.	Cottonwood County ordinances of record. (Parcel IV).

10.	A conditional use permit #2-15 from Redwood County to Highwater Ethanol, LLC approved on March 3, 2015 recorded April 16, 2015 as Document No. A 350794, for construction of a water holding pond.

11.
Mortgagee has been advised by Mortgagor of the existence of an unrecorded Solar Site Lease Agreement between Mortgagor and Redwood Electric Cooperative, Inc. dated August 7, 2015, which may cover a small portion of the real property described in Parcel II on Exhibit A.

2
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